SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported) April 1, 2002
--------------------------------------------------------------------------------

                        New World Restaurant Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                            0-27148                           13-3690261
(State or Other                   (Commission                   (I.R.S. Employer
Jurisdiction of                   File Number)                    Identification
                                                                            No.)




                             246 Industrial Way West
                          Eatontown, New Jersey 07724
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices)     (Zip Code)




                                  (732)544-0155
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.   Other Events and Regulation FD Disclosure.

          Reference is made to the New World Restaurant Group, Inc. press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the appointment of Chief Executive Officer Anthony Wedo as Chairman of the Board of Directors, the resignation of Ramin Kamfar as the Chairman and a director of the company and the termination of Jerold Novack as the Chief Financial Officer of the company.



ITEM 7.   Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit   Description
-------   -----------

99.1      Press Release issued April 3, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         NEW WORLD RESTAURANT GROUP, INC.






                                         BY:       /s/ Anthony Wedo
                                              -------------------------------
                                              Name:  Anthony Wedo
                                              Title: Chief Executive Officer



Date:  April 3, 2002

                                                                    Exhibit 99.1

                   NEW WORLD BOARD APPOINTS CEO WEDO CHAIRMAN
                 FOLLOWING RESIGNATION OF KAMFAR; CFO TERMINATED

     EATONTOWN, NJ (4/3/02)--New World Restaurant Group, Inc. (OTC Bulletin
Board: NWCI.OB) today announced that its Board of Directors appointed CEO Anthony Wedo, 42, to assume the additional role of Chairman. Ramin Kamfar, Chairman, resigned from the Company and from his seat on the Company's Board of Directors, effective April 1, 2002, to pursue other business interests. In connection with his departure from the Company, New World paid Mr. Kamfar $1,445,000.

     Mr. Kamfar, 38, had served as a director since founding New World in 1993 and as Chairman since December 1998. He also served as CEO from May 1996 until August 2001. "The Board wishes to thank Mr. Kamfar for his years of dedicated service in building the Company," Mr. Wedo commented. "We wish him well in his new endeavors."

     "We recruited Mr. Wedo in August 2001 to engineer the consolidation of New World and Einstein/Noah, as well as lead the turnaround of Einstein/Noah. His appointment to the additional position of Chairman is the next step in this process and underscores the Board's commitment to enhance shareholder value," said Director William Nimmo, Chairman of New World's Compensation Committee and a Partner in Halpern, Denny & Co., the Company's largest shareholder. "With nearly 20 years of senior level experience in the foodservice industry, handling both rapid growth and turnaround situations, Tony is eminently qualified to lead New World and build upon its position as a leader in the `quick-casual' sandwich industry."

     New World's Board also announced that it has terminated, with cause, Jerold Novack, Executive Vice President and Chief Financial Officer, effective April 2, 2002. Mr. Novack, 45, joined New World as Vice President of Finance in June 1994 and was appointed CFO in January 1999. Mr. Wedo noted that a search for a new CFO has begun.

     The Company has filed a Form 12b-25 extending until April 16, the time to file its Form 10-K for the fiscal year ended January 1, 2002, in order to complete its annual audit. According to preliminary, unaudited figures, the Company expects to report EBITDA of $10.5 million for the fourth quarter of 2001.

     New World is a leading company in the "fast/quick casual" sandwich industry. The Company operates stores primarily under the Einstein Bros and Noah's New York Bagels brands and primarily franchises stores under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of April 1, 2002, the Company's retail system consisted of 457 company-owned stores and 293 franchised and licensed stores. The Company also operates three dough production facilities and one coffee roasting plant.

     New World plans to hold a conference call within the next week to discuss the latest developments. Details on the call will follow this week.
                                     *****
Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

                                      ####

CONTACTS:
General Media: At Einstein/Noah--Stacie Lange, (303) 568-8126.
Financial media/investors: Bill Parness, Parness & Associates, (732) 290-0121; parnespr@optonline.net
----------------------